Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Artivion D. Ashley Lee Executive Vice President, Chief Financial Officer and Chief Operating Officer Phone: 770-419-3355	Gilmartin Group LLC Brian Johnston / Lynn Lewis Phone: 332-895-3222 investors@artivion.com

Artivion Reports Fourth Quarter and Full Year 2021 Financial Results

Fourth Quarter and Recent Business Highlights:

•

Achieved record revenue of $79.4 million in the fourth quarter 2021 versus $67.9 million in the fourth quarter of 2020, an increase of 16.9% on a GAAP basis and 18.8 % on a non-GAAP proforma constant currency basis

•	Received FDA approval to launch enrollment in AMDS clinical trial
•	Filed PMA with FDA for US PerClot Approval in October 2021

ATLANTA, GA – (February 17, 2022) – Artivion, Inc. (NYSE: AORT), a leading cardiac and vascular surgery company focused on aortic disease, today announced its financial results for the fourth quarter and full year ended December 31, 2021.

“In the fourth quarter we achieved record quarterly revenues, driven by our aortic stent grafts and continued strength in our US On-X aortic valve business. We also saw meaningful growth across APAC and LATAM as we continue to expand our commercial footprint and secure additional regulatory approvals in those regions,” said Pat Mackin, Chairman, President, and Chief Executive Officer.

“In addition to our commercial and regulatory success, we also continued to advance our product pipeline, which is expected to drive growth in both the near and longer terms. We believe we are on track to receive FDA PMA approval for PROACT Mitral and for PerClot this year. Meanwhile, we have made significant progress with enrollment in our PROACT Xa trial and have advanced several other programs that are expected to deliver incremental growth beginning in 2025.”

“Despite the unprecedented challenges due to the COVID-19 pandemic, we were able to execute on our key initiatives. We expect that momentum to continue as reflected in our positive financial outlook. The rollout of our new corporate branding is timely as we are now firmly established in the marketplace as an innovator and leader in the treatment of aortic repair.”

Fourth Quarter 2021 Financial Results

Total revenues for the fourth quarter of 2021 were $79.4 million, reflecting an increase of 16.9% on a GAAP basis and 18.8% on a non-GAAP proforma constant currency basis, both compared to the fourth quarter of 2020.

Net loss for the fourth quarter of 2021 was ($20.1) million, or ($0.51) per fully diluted common share, compared to net loss of ($3.5) million, or ($0.09) per fully diluted common share for the fourth quarter of 2020. Non-GAAP net loss for the fourth quarter of 2021 was ($141,000), or ($0.00) per fully diluted common share, compared to non-GAAP net income of $7.9 million, or $0.20 per fully diluted common share for the fourth quarter of 2020. GAAP net loss for the fourth quarter of 2021 includes pretax expense of $10.4 million for business development expenses primarily related to non-cash charges from the Ascyrus and Endospan transactions and $2.4 million of losses due to foreign currency.

Full Year 2021 Financial Results

Total revenues for 2021 were $298.8 million, reflecting an increase of 18.0% on a GAAP basis and 15.8% on a non-GAAP proforma constant currency basis compared to the full year of 2020.

Net loss for 2021 was ($14.8) million, or ($0.38) per fully diluted common share, compared to net loss of ($16.7) million, or ($0.44) per fully diluted common share for the full year of 2020. Non-GAAP net income for the full year of 2021 was $4.9 million, or $0.12 per fully diluted common share, compared to non-GAAP net income of $9.7 million, or $0.25 per fully diluted common share for the full year of 2020. GAAP net loss for the full year of 2021 includes pretax expense of $16.6 million for business development expenses primarily related to non-cash charges from the Ascyrus and Endospan transactions and $5.5 million of losses due to foreign currency, partially offset by a pretax gain of $15.9 million resulting from the sale of our PerClot product line.

The independent registered public accounting firm's audit report with respect to the Company's fiscal year-end financial statements will not be issued until the Company completes its annual report on Form 10-K. Accordingly, the financial results reported in this earnings release are preliminary pending completion of the audit and the Company’s filing of its annual report on Form 10-K.

2022 Financial Outlook

Artivion expects constant currency revenue growth of between 9.0% and 11.0% for the full year 2022 compared to the full year 2021. Assuming a Euro/USD exchange rate of 1.13 and the related 2%, or approximately $6.0 million revenue headwind compared to 2021, revenues are expected to be in the range of $319.0 million to $325.0 million.

The Company's financial performance for 2022 and future periods is subject to the risks identified below.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures, including non-GAAP revenue, non-GAAP net income, non-GAAP EBITDA, non-GAAP general, administrative, and marketing, and non-GAAP adjusted operating income. Investors should consider this non-GAAP information in addition to, and not as a substitute for, financial measures prepared in accordance with US GAAP. In addition, this non-GAAP financial information may not be the same as similar measures presented by other companies. The Company's non-GAAP revenues are adjusted for revenues of acquired and divested product lines and the impact of changes in currency exchange. The Company’s non-GAAP net income; non-GAAP EBITDA;  non-GAAP general, administrative, and marketing;  and non-GAAP adjusted operating income results exclude (as applicable) business development, integration, and severance expense; gain from sale of non-financial assets; depreciation and amortization expense; interest income and expense; non-cash interest expense; loss (gain) on foreign currency revaluation; stock-based compensation expense; corporate rebranding expense; and income tax expense (benefit). The Company generally uses non-GAAP financial measures to facilitate management's review of the operational performance of the company and as a basis for strategic planning. Company management believes that these non-GAAP presentations provide useful information to investors regarding unusual non-operating transactions; the operating expense structure of the Company's existing and recently acquired operations, without regard to its on-going efforts to acquire additional complementary products and businesses and the transaction and integration expenses incurred in connection with recently acquired and divested product lines; and the operating expense structure excluding fluctuations resulting from foreign currency revaluation and stock-based compensation expense. The Company believes it is useful to exclude certain expenses because such amounts in any specific period may not directly correlate to the underlying performance of its business operations or can vary significantly between periods as a result of factors such as acquisitions, or non-cash expense related to amortization of previously acquired tangible and intangible assets and any related adjustments to their carrying values. The Company has adjusted for the impact of acquired and divested product lines and changes in currency exchange from certain revenues to evaluate comparable product growth rates on a constant currency basis. The Company does, however, expect to incur similar types of expenses and currency exchange impacts in the future, and this non-GAAP financial information should not be viewed as a statement or indication that these types of expenses will not recur. Company management encourages investors to review the Company's consolidated financial statements and publicly filed reports in their entirety, including the reconciliation of non-GAAP to GAAP financial measures.

Webcast and Conference Call Information

The Company will hold a teleconference call and live webcast later today, February 17, 2022 at 4:30 p.m. ET to discuss the results, followed by a question and answer session. To participate in the conference call dial 201-689-8261 a few minutes prior to 4:30 p.m. ET. The teleconference replay will be available approximately one hour following the completion of the event and can be accessed by calling (toll free) 877-660-6853 or 201-612-7415. The conference number for the replay is 13725524.

The live webcast and replay can be accessed by going to the Investors section of the Artivion website at www.Artivion.com and selecting the heading Webcasts & Presentations.

About Artivion, Inc.

Headquartered in suburban Atlanta, Georgia, Artivion, Inc. is a medical device company focused on developing simple, elegant solutions that address cardiac and vascular surgeons’ most difficult challenges in treating patients with aortic diseases. Artivion’s four major groups of products include: aortic stents and stent grafts, surgical sealants, On-X mechanical heart valves, and implantable cardiac and vascular human tissues. Artivion markets and sells products in more than 100 countries worldwide. For additional information about Artivion, visit our website, www.artivion.com.

Forward Looking Statements

Statements made in this press release that look forward in time or that express management's beliefs, expectations, or hopes are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect the views of management at the time such statements are made. These statements include our beliefs that we expect our product pipeline to drive growth in both the near and longer terms; we are on track to receive FDA PMA approval for PROACT Mitral and for PerClot this year; we have made significant progress with enrollment in our PROACT Xa trial and have advanced several other programs that are expected to deliver incremental growth beginning in 2025; we expect our momentum gained as a result of executing on our key initiatives to continue as reflected in our positive financial outlook; and that we believe the rollout of our new corporate branding firmly establishes us in the marketplace as an innovator and leader in the treatment of aortic repair. These forward-looking statements are subject to a number of risks, uncertainties, estimates, and assumptions that may cause actual results to differ materially from current expectations, including that the benefits anticipated from the Ascyrus Medical LLC transaction and Endospan agreements may not be achieved; the benefits anticipated from our clinical trials may not be achieved or achieved on our anticipated timeline; our existing products may not be able to consistently retain their existing regulatory approvals; products in our pipeline may not receive regulatory approval or receive regulatory approval on our anticipated timelines; our products that obtain regulatory approval may not be adopted by the market as much as we anticipate or at all;  and the continued effects of COVID-19, including new COVID-19 variants, hospital staffing shortages, decelerating vaccination or vaccine adoption rates, or government mandates implemented to address the effects of the pandemic, could adversely impact our results.  These risks and uncertainties include the risk factors detailed in our Securities and Exchange Commission filings, including our Form 10-K for year ended December 31, 2021. Artivion does not undertake to update its forward-looking statements, whether as a result of new information, future events, or otherwise.

Artivion, Inc. and Subsidiaries

Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except per share data)

	(Unaudited)
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2021	2020	2021	2020
Revenues:
Products	$59,069	$50,502	$221,597	$179,299
Preservation services	20,325	17,394	77,239	73,928
Total revenues	79,394	67,896	298,836	253,227

Cost of products and preservation services:
Products	18,604	14,050	65,196	50,128
Preservation services	9,416	9,255	36,126	35,315
Total cost of products and preservation services	28,020	23,305	101,322	85,443

Gross margin	51,374	44,591	197,514	167,784

Operating expenses:
General, administrative, and marketing	51,253	36,103	169,774	141,136
Research and development	9,460	6,574	35,546	24,207
Total operating expenses	60,713	42,677	205,320	165,343
Gain from sale of non-financial assets	--	--	(15,923)	--

Operating (loss) income	(9,339)	1,914	8,117	2,441

Interest expense	3,892	4,718	16,887	16,698
Interest income	(19)	(36)	(79)	(217)
Other expense (income), net	2,875	(2,676)	6,136	3,134

Loss before income taxes	(16,087)	(92)	(14,827)	(17,174)
Income tax expense (benefit)	4,013	3,366	7	(492)

Net loss	$(20,100)	$(3,458)	$(14,834)	$(16,682)

Loss per common share:
Basic	$(0.51)	(0.09)	$(0.38)	$(0.44)
Diluted	$(0.51)	(0.09)	$(0.38)	$(0.44)

Weighted-average common shares outstanding:
Basic	39,161	38,613	38,983	37,861
Diluted	39,161	38,613	38,983	37,861

Artivion, Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands)

	December 31,
	2021	2020
ASSETS

Current assets:
Cash and cash equivalents	$55,010	$61,412
Restricted securities	--	546
Trade receivables, net	53,019	45,964
Other receivables	5,086	2,788
Inventories, net	76,971	73,038
Deferred preservation costs, net	42,863	36,546
Prepaid expenses and other	14,748	14,295
Total current assets	247,697	234,589

Goodwill	250,000	260,061
Acquired technology, net	166,994	186,091
Operating lease right-of-use assets, net	45,714	18,571
Property and equipment, net	37,521	33,077
Other intangibles, net	34,502	40,966
Deferred income taxes	2,357	1,446
Other long-term assets	8,267	14,603

Total assets	$793,052	$789,404

Artivion, Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands)

	December 31,
	2021	2020
LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$10,395	$9,623
Accrued expenses	7,687	7,472
Accrued compensation	13,163	10,192
Taxes payable	3,634	2,808
Accrued procurement fees	3,689	3,619
Current portion of finance lease obligation	528	614
Current maturities of operating leases	3,149	5,763
Current portion of long-term debt	1,630	1,195
Current portion of contingent consideration	--	16,430
Other	1,078	2,752

Total current liabilities	44,953	60,468

Long-term debt	307,493	290,468
Contingent consideration	49,400	43,500
Non-current maturities of operating leases	44,869	14,034
Non-current finance lease obligations	4,374	5,300
Deferred income taxes	28,799	34,713
Deferred compensation liability	5,952	5,518
Other	6,484	6,690

Total liabilities	492,324	460,691

Commitments and contingencies

Shareholders' equity:

Preferred stock $0.01 par value per share, 5,000 shares authorized, no shares issued	--	--
Common stock $0.01 par value per share, 75,000 shares authorized,
41,397 and 40,394 shares issued as of December 31, 2021 and 2020, respectively	414	404
Additional paid-in capital	322,874	316,192
Retained earnings	1,975	20,022
Accumulated other comprehensive (loss) income	(9,887)	6,743
Treasury stock at cost, 1,487 shares as of December 31, 2021 and 2020	(14,648)	(14,648)

Total shareholders' equity	300,728	328,713

Total liabilities and shareholders' equity	$793,052	$789,404

Artivion, Inc. and Subsidiaries

Consolidated Statement of Cash Flows

(In thousands)

	Year Ended December 31,
	2021	2020	2019

Net cash flows from operating activities:
Net (loss) income	$(14,834)	$(16,682)	$1,720

Adjustments to reconcile net (loss) income to net cash from operating activities:
Depreciation and amortization	23,977	20,712	18,317
Non-cash compensation	10,711	6,912	8,799
Change in fair value of contingent consideration	8,870	4,523	--
Non-cash lease expense	7,521	7,145	5,009
Write-down of inventories and deferred preservation costs	5,377	3,443	1,488
Write-off of Endospan Option	4,944	--	--
Non-cash interest expense	2,005	3,656	1,631
Change in fair value of long-term loan receivable	409	4,949	--
Deferred income taxes	(4,470)	4,283	(2,305)
Gain on sale of non-financial assets	(15,923)	--	--
Other	2,060	124	551

Changes in operating assets and liabilities:
Prepaid expenses and other assets	(1,404)	(2,720)	(6,177)
Accounts payable, accrued expenses, and other liabilities	(1,893)	(9,157)	251
Receivables	(11,560)	9,938	(5,332)
Inventories and deferred preservation costs	(18,375)	(24,757)	(8,125)
Net cash flows (used in) provided by operating activities	(2,585)	12,369	15,827

Net cash flows from investing activities:
Proceeds from sale of non-financial assets, net	19,000	--	--
Ascyrus Acquisition, net of cash acquired	--	(59,119)	--
Payments for Endospan agreement	--	(5,000)	(15,000)
Capital expenditures	(13,091)	(7,328)	(8,072)
Other	(249)	(1,681)	(871)
Net cash flows provided by (used in) investing activities	5,660	(73,128)	(23,943)

Net cash flows from financing activities:
Proceeds from exercise of stock options and issuance of common stock	3,756	2,432	4,758
Proceeds from issuance of convertible debt	--	100,000	--
Proceeds from revolving line of credit	--	30,000	--
Proceeds from financing insurance premiums	--	2,815	--
Repayment of revolving line of credit	--	(30,000)	--
Redemption and repurchase of stock to cover tax withholdings	(1,914)	(1,995)	(2,743)
Payment of debt issuance costs	(2,219)	(3,647)	--
Repayment of debt	(3,085)	(5,346)	(2,780)
Payment of contingent consideration	(8,200)	--	--
Other	(561)	(651)	(728)
Net cash flows (used in) provided by financing activities	(12,223)	93,608	(1,493)

Effect of exchange rate changes on cash, cash equivalents, and restricted securities	2,200	(5,185)	1,667
(Decrease) increase in cash, cash equivalents, and restricted securities	(6,948)	27,664	(7,942)

Cash, cash equivalents, and restricted securities, beginning of year	61,958	34,294	42,236
Cash, cash equivalents, and restricted securities, end of year	$55,010	$61,958	$34,294

Artivion, Inc. and Subsidiaries

Financial Highlights

(In thousands)

	(Unaudited)		(Unaudited)
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2021	2020	2021	2020
Products:
Aortic stents and stent grafts	$23,222	$17,731	$85,387	$61,663
Surgical sealants	18,478	17,083	70,714	62,068
On-X	15,520	13,668	57,363	48,053
Other	1,849	2,020	8,133	7,515
Total products	59,069	50,502	221,597	179,299

Preservation services	20,325	17,394	77,239	73,928

Total revenues	$79,394	$67,896	$298,836	$253,227

Revenues:
U.S.	$39,622	$35,103	$151,151	$138,274
International	39,772	32,793	147,685	114,953
Total revenues	$79,394	$67,896	$298,836	$253,227

Artivion, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP

Revenues and General Administrative, and Marketing Expense

(In thousands, except per share data)

	(Unaudited)			(Unaudited)
	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2021	2020	Growth Rate	2021	2020	Growth Rate
Reconciliation of total revenues, GAAP to
total revenues, non-GAAP:
Total revenues, GAAP	$79,394	$67,896	16.9%	$298,836	$253,227	18.0%
Including AMDS prior to acquisition	--	--		--	2,088
Excluding PerClot post sale	--	(801)		--	(1,299)
Impact of changes in currency exchange	--	(283)		--	4,088
Total proforma constant currency revenue, non-GAAP	$79,394	$66,812	18.8%	$298,836	$258,104	15.8%

	(Unaudited)		(Unaudited)
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2021	2020	2021	2020
Reconciliation of G&A expenses, GAAP to
adjusted G&A, non-GAAP:
General, administrative, and marketing expense, GAAP	$51,253	$36,103	$169,774	$141,136
Operating business development, integration, and severance expense	(10,012)	(4,839)	(16,150)	(7,371)
Adjusted G&A, non-GAAP:	$41,241	$31,264	$153,624	$133,765

Artivion, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP

Operating Income and Adjusted EBITDA

(In thousands, except per share data)

	(Unaudited)		(Unaudited)
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2021	2020	2021	2020
Reconciliation of operating (loss) income, GAAP to
adjusted operating income, non-GAAP:
Operating (loss) income	$(9,339)	$1,914	$8,117	$2,441
Gain from sale of non-financial assets	--	--	(15,923)	--
Amortization expense	4,119	4,334	16,820	13,764
Operating business development, integration, and severance expense	10,012	4,839	16,150	7,371
Corporate rebranding expense	905	15	1,428	336
Adjusted operating income, non-GAAP	$5,697	$11,102	$26,592	$23,912

	(Unaudited)		(Unaudited)
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2021	2020	2021	2020
Reconciliation of net loss, GAAP to
adjusted EBITDA, non-GAAP:
Net loss, GAAP	$(20,100)	$(3,458)	$(14,834)	$(16,682)
Adjustments:
Depreciation and amortization expense	5,969	5,894	23,977	20,712
Interest expense	3,892	4,718	16,887	16,698
Business development, integration, and severance expense	10,421	4,839	16,559	12,320
Stock-based compensation expense	3,240	(520)	10,711	6,912
Corporate rebranding expense	905	15	1,428	336
Interest income	(19)	(36)	(79)	(217)
Income tax expense (benefit)	4,013	3,366	7	(492)
Gain from sale of non-financial assets	--	--	(15,923)	--
Loss (income) on foreign currency revaluation	2,447	(2,688)	5,545	(1,829)
Adjusted EBITDA, non-GAAP	$10,768	$12,130	$44,278	$37,758

Artivion, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP

Net Loss and Diluted Loss Per Common Share

(In thousands, except per share data)

	(Unaudited)		(Unaudited)
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2021	2020	2021	2020
GAAP:
Loss before income taxes	$(16,087)	$(92)	$(14,827)	$(17,174)
Income tax expense (benefit)	4,013	3,366	7	(492)
Net loss	$(20,100)	$(3,458)	$(14,834)	$(16,682)

Diluted loss per common share	$(0.51)	$(0.09)	$(0.38)	$(0.44)

Diluted weighted-average common
shares outstanding	39,161	38,613	38,983	37,861

Reconciliation of loss before income taxes, GAAP
to adjusted (loss) income before income taxes, non-GAAP:
Loss before income taxes, GAAP	$(16,087)	$(92)	$(14,827)	$(17,174)
Adjustments:
Business development, integration, and severance expense	10,421	4,839	16,559	12,320
Amortization expense	4,119	4,334	16,820	13,764
Gain from sale of non-financial assets	--	--	(15,923)	--
Non-cash interest expense	454	1,395	2,479	3,656
Corporate rebranding expense	905	15	1,428	336
Adjusted (loss) income before income taxes,
non-GAAP	(188)	10,491	6,536	12,902

Income tax expense calculated at a pro forma tax rate of 25%	(47)	2,623	1,634	3,226
Adjusted (loss) income, non-GAAP	$(141)	$7,868	$4,902	$9,676

Reconciliation of diluted loss per common share, GAAP
to adjusted diluted (loss) income per common share, non-GAAP:
Diluted (loss) income per common share, GAAP:	$(0.51)	$(0.09)	$(0.38)	$(0.44)
Adjustments:
Business development, integration, and severance expense	0.26	0.12	0.42	0.32
Amortization expense	0.10	0.11	0.43	0.36
Gain from sale of non-financial assets	--	--	(0.41)	--
Non-cash interest expense	0.01	0.04	0.06	0.09
Corporate rebranding expense	0.03	--	0.04	0.01
Effect of 25% pro forma tax rate	0.21	0.09	0.09	0.10
Tax effect of non-GAAP adjustments	(0.10)	(0.07)	(0.13)	(0.19)
Adjusted diluted (loss) income per common share,
non-GAAP:	$(0.00)	$0.20	$0.12	$0.25

Reconciliation of diluted weighted-average common shares outstanding
GAAP to diluted weighted-average common shares outstanding, non-GAAP:
Diluted weighted-average common shares outstanding, GAAP:	39,161	38,613	38,983	37,861
Adjustments:
Effect of dilutive stock options and awards	--	487	560	508
Effect of convertible senior notes	--	--	--	--
Diluted weighted-average common shares outstanding, non-GAAP	39,161	39,100	39,543	38,369